Exhibit 99.1

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chairman & Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

1 of 12

JULY 29, 2019	GERMAN AMERICAN BANCORP, INC. (GABC) REPORTS RECORD QUARTERLY EARNINGS.

Jasper, Indiana: July 29, 2019 -- German American Bancorp, Inc. (NASDAQ: GABC) reported record quarterly earnings of $15.3 million, or $0.61 per share, for the quarter ending on June 30, 2019. This level of quarterly earnings performance was an increase of 27%, on a per share basis, compared with the second quarter 2018 net income of $11.1 million, or $0.48 per share. The current quarter earnings also compared favorably with the first quarter 2019 net income of $15.1 million, or $0.60 per share.

These quarterly comparisons are inclusive of the Company’s 2018 five branch acquisition in the greater Columbus, Indiana market area on May 18, 2018 and its acquisition of First Security, Inc. of Owensboro, Kentucky on October 15, 2018. The Company had also previously announced the completion of its acquisition of Citizens First Corporation of Bowling Green, Kentucky as of July 1, 2019. Acquisition-related expenses from these transactions were included in the expenses in each of the quarterly period comparisons.

On a linked-quarter basis, the record second quarter 2019 earnings were attributable to a variety of factors, including an increased level of net interest income, improved levels of non-interest income within a majority of the categories of fee income and additional net gains on the sale of loans and securities. As compared to the first quarter of 2019, the Company also benefited from a reduction in the level of provision for loan loss resulting from an improved level of asset quality. Additionally, operating expenses were lower in the current quarter due to reduced levels of salaries and benefits expense and professional fees during the current quarter.

Other factors offsetting a portion of the positive quarter-over-quarter comparison, on a linked-quarter basis, included the recording of $1.4 million in insurance contingency revenue, $554,000 in bank-owned life insurance benefits, and a $262,000 gain on the sale of a former branch facility during the first quarter of 2019.

The Company also recorded strong deposit growth during the second quarter, as end of period total deposits grew by approximately $63.7 million, or approximately 8% on a linked-quarter annualized basis, and total non-maturity transaction deposits grew by approximately $100.2 million, or 16% on a linked-quarter annualized basis. Additionally, the Company experienced a strong level of loan originations during the current quarter, which was materially offset by a continued elevated level of loan pay-offs, resulting in a modest increase of $8.3 million, or 1%, on a linked-quarter annualized basis, in end of period total loans.

Commenting on the Company’s performance, Mark A. Schroeder, German American’s Chairman & CEO, stated, "We’re pleased with the extremely strong start we experienced during the first half of this year, in terms

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chairman & Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

2 of 12

of record earnings, exceptional deposit growth and the exceptionally strong loan pipelines we continue to experience throughout our footprint. Even though the current economic recovery is at a historic length, the economic strength and vitality in each of the markets we serve continues to be impressive. Based on these factors, we are encouraged about our ability to continue the level of exceptional performance we’ve been able to deliver during the current quarter, year-to-date and over the course of the past decade.”

The Company also announced its Board of Directors declared a regular quarterly cash dividend of $0.17 per share, which will be payable on August 20, 2019 to shareholders of record as of August 10, 2019.

Balance Sheet Highlights

The Company completed a five-branch acquisition of locations of First Financial Bancorp (formerly branch locations of Mainsource Financial Group, Inc. prior to its merger with First Financial Bancorp) on May 18, 2018. Four of the branches are located in Columbus, Indiana, and one in Greensburg, Indiana. In addition, on October 15, 2018, the Company completed its acquisition of First Security, Inc. ("First Security") and its subsidiary bank, First Security Bank, Inc. First Security was based in Owensboro, Kentucky, and operated 11 retail banking offices in Owensboro, Bowling Green, Franklin and Lexington, Kentucky and in Evansville and Newburgh, Indiana.

Total assets for the Company totaled $3.971 billion at June 30, 2019, representing an increase of $75.2 million, or 8% on an annualized basis, compared with March 31, 2019 and an increase of $626.2 million, or 19%, compared with June 30, 2018. The increase in total assets as of June 30, 2019 compared to a year ago was driven largely by the acquisition of First Security and the five-branch network in the Columbus and Greensburg, Indiana markets, as well as organic loan growth.

June 30, 2019 total loans increased $8.3 million, or 1% on an annualized basis, compared with March 31, 2019 and increased $398.8 million, or 17%, compared with June 30, 2018.

The modest increase during the second quarter of 2019 was driven by a seasonal increase in agricultural loans of approximately $16.1 million, or 19% on an annualized basis, which was partially mitigated by a decline in retail loans of $7.7 million, or 5% on an annualized basis, driven primarily by a decline in residential real estate loans.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chairman & Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

3 of 12

End of Period Loan Balances	6/30/2019	3/31/2019	6/30/2018
(dollars in thousands)

Commercial & Industrial Loans	$554,290	$555,967	$518,299
Commercial Real Estate Loans	1,213,579	1,212,090	986,486
Agricultural Loans	364,116	347,999	352,308
Consumer Loans	280,963	281,724	241,315
Residential Mortgage Loans	307,726	314,634	223,437
	$2,720,674	$2,712,414	$2,321,845

Non-performing assets totaled $12.5 million at June 30, 2019 compared to $13.1 million at March 31, 2019 and $9.5 million at June 30, 2018. Non-performing assets represented 0.32% of total assets at June 30, 2019, 0.34% at March 31, 2019, and 0.28% at June 30, 2018. Non-performing loans totaled $11.9 million at June 30, 2019 compared to $12.4 million at March 31, 2019 and $9.5 million at June 30, 2018. Non-performing loans represented 0.44% of total loans at June 30, 2019 compared to 0.46% at March 31, 2019 and 0.41% at June 30, 2018.

Non-performing Assets
(dollars in thousands)
	6/30/2019	3/31/2019	6/30/2018
Non-Accrual Loans	$10,929	$12,036	$8,953
Past Due Loans (90 days or more)	959	393	534
Total Non-Performing Loans	11,888	12,429	9,487
Other Real Estate	635	685	40
Total Non-Performing Assets	$12,523	$13,114	$9,527

Restructured Loans	$118	$119	$123

The Company’s allowance for loan losses totaled $16.2 million at June 30, 2019 compared to $16.2 million at March 31, 2019 and $15.6 million at June 30, 2018. The allowance for loan losses represented 0.60% of period-end loans at June 30, 2019 compared with 0.60% of period-end loans at March 31, 2019 and 0.67% of period-end loans at June 30, 2018. From time to time, the Company has acquired loans through bank and branch acquisitions with the most recent (reflected in actual results) being the First Security acquisition during the fourth quarter of 2018 and a five-branch acquisition in the second quarter of 2018. Under acquisition accounting treatment, loans acquired are recorded at fair value which includes a credit risk component, and therefore the

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chairman & Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

4 of 12

allowance on loans acquired is not carried over from the seller. The Company held a net discount on acquired loans of $17.1 million at June 30, 2019, $18.2 million at March 31, 2019 and $9.6 million at June 30, 2018.

June 30, 2019 total deposits increased $63.7 million, or 8% on an annualized basis, compared with March 31, 2019 and increased $527.4 million, or 20%, compared with June 30, 2018. The increase in total deposits in the second quarter of 2019, compared with the first quarter of 2019, was largely related to seasonal increases in public fund operating accounts.

End of Period Deposit Balances	6/30/2019	3/31/2019	6/30/2018
(dollars in thousands)

Non-interest-bearing Demand Deposits	$725,367	$723,995	$629,724
IB Demand, Savings, and MMDA Accounts	1,805,694	1,706,913	1,611,583
Time Deposits < $100,000	248,744	248,686	190,179
Time Deposits > $100,000	349,027	385,576	169,954
	$3,128,832	$3,065,170	$2,601,440

Results of Operations Highlights – Quarter ended June 30, 2019

Net income for the quarter ended June 30, 2019 totaled $15,271,000, or $0.61 per share, an increase of 2% on a per share basis compared with the first quarter 2019 net income of $15,067,000, or $0.60 per share, and an increase of 27% on a per share basis compared with the second quarter 2018 net income of $11,097,000, or $0.48 per share. The change in net income during the second quarter of 2019, compared with the second quarter of 2018, was impacted by the completed acquisition activity during 2018.  A detailed analysis of the factors impacting second quarter 2019 income and expenses, as compared to first quarter 2019, is included in the remaining discussion.

Net income for each quarter presented was impacted by merger and acquisition activity during 2018 and 2019. The second quarter of 2019 results of operations included acquisition-related expenses of approximately $428,000 ($369,000 or $0.01 per share, on an after tax basis), while the first quarter of 2019 results of operations included acquisition-related expenses of approximately $544,000 ($432,000 or $0.02 per share, on an after tax basis) and the second quarter of 2018 included approximately $903,000 ($727,000 or $0.03 per share on an after tax basis).

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chairman & Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

5 of 12

Summary Average Balance Sheet
(Tax-equivalent basis / dollars in thousands)
	Quarter Ended			Quarter Ended			Quarter Ended
	June 30, 2019			March 31, 2019			June 30, 2018

	Principal Balance	Income/ Expense	Yield/ Rate	Principal Balance	Income/ Expense	Yield/ Rate	Principal Balance	Income/ Expense	Yield/ Rate
Assets
Federal Funds Sold and Other
Short-term Investments	$21,257	$85	1.62%	$24,538	$141	2.32%	$12,939	$54	1.68%
Securities	842,282	6,529	3.10%	825,625	6,549	3.17%	751,367	5,758	3.07%
Loans and Leases	2,721,630	35,135	5.18%	2,718,808	35,207	5.24%	2,229,972	26,394	4.75%
Total Interest Earning Assets	$3,585,169	$41,749	4.67%	$3,568,971	$41,897	4.74%	$2,994,278	$32,206	4.31%

Liabilities
Demand Deposit Accounts	$715,681			$691,107			$625,158
IB Demand, Savings, and
MMDA Accounts	$1,797,228	$2,945	0.66%	$1,731,118	$2,695	0.63%	$1,560,838	$1,597	0.41%
Time Deposits	631,174	2,814	1.79%	646,726	2,721	1.71%	417,585	1,251	1.20%
FHLB Advances and Other Borrowings	246,229	1,636	2.67%	330,463	2,182	2.68%	238,775	1,216	2.04%
Total Interest-Bearing Liabilities	$2,674,632	$7,395	1.11%	$2,708,307	$7,598	1.14%	$2,217,198	$4,064	0.74%

Cost of Funds			0.83%			0.86%			0.54%
Net Interest Income		$34,354			$34,299			$28,142
Net Interest Margin			3.84%			3.88%			3.77%

During the quarter ended June 30, 2019, net interest income totaled $33,641,000, which was relatively flat to the quarter ended March 31, 2019 net interest income of $33,591,000. The increased level of net interest income during the second quarter of 2019 compared with the first quarter of 2019 was driven primarily by a modestly higher level of average earning assets combined with an additional day during the second quarter partially mitigated by a modest decline in the stated tax equivalent net interest margin.

The tax equivalent net interest margin for the quarter ended June 30, 2019 was 3.84% compared with 3.88% in the first quarter of 2019. Accretion of loan discounts on acquired loans contributed approximately 12 basis points to the net interest margin on an annualized basis in the second quarter of 2019 and 16 basis points in the first quarter of 2019.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chairman & Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

6 of 12

During the quarter ended June 30, 2019, the Company recorded a provision for loan loss of $250,000 compared with $675,000 in the first quarter of 2019. The provision during all periods was done in accordance with the Company's standard methodology for determining the adequacy of its allowance for loan loss.

During the quarter ended June 30, 2019, non-interest income totaled $10,509,000, a decline of $1,149,000, or 10%, compared with the quarter ended March 31, 2019.

	Quarter Ended	Quarter Ended	Quarter Ended
Non-interest Income	6/30/2019	3/31/2019	6/30/2018
(dollars in thousands)

Trust and Investment Product Fees	$1,913	$1,567	$1,677
Service Charges on Deposit Accounts	2,024	1,900	1,643
Insurance Revenues	1,929	3,205	1,696
Company Owned Life Insurance	304	884	260
Interchange Fee Income	2,332	2,095	1,714
Other Operating Income	461	871	913
Subtotal	8,963	10,522	7,903
Net Gains on Loans	1,030	981	905
Net Gains on Securities	516	155	74
Total Non-interest Income	$10,509	$11,658	$8,882

Trust and investment product fees increased $346,000, or 22%, during the second quarter of 2019 compared with the first quarter of 2019. The increase during the second quarter of 2019 was largely attributable to increased assets under management and increased activity in the Company's wealth management group.

Insurance revenues declined $1,276,000, or 40%, during the quarter ended June 30, 2019, compared with the first quarter of 2019. The decline during the second quarter of 2019 compared with the first quarter of 2019 was primarily due to contingency revenue. Contingency revenue during the first quarter of 2019 totaled $1,375,000 compared with no contingency revenue during the second quarter of 2019. The fluctuation in contingency revenue is a normal course of business variance and is reflective of claims and loss experience with insurance carriers that the Company represents through its property and casualty insurance agency. Typically, the majority of contingency revenue is recognized during the first quarter of the year.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chairman & Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

7 of 12

Company owned life insurance revenue declined $580,000, or 66%, during the quarter ended June 30, 2019, compared with the first quarter of 2019. The increase was largely related to death benefits of $554,000 received from life insurance policies during the first quarter of 2019.

Interchange fees increased $237,000, or 11%, during the second quarter of 2019 compared with the first quarter of 2019. The increase during the second quarter of 2019 compared with the first quarter of 2019 was largely attributable to increased card utilization by customers.

Other operating income declined $410,000, or 47%, during the quarter ended June 30, 2019 compared with the first quarter of 2019. The decline during the second quarter of 2019 compared with the first quarter of 2019 was largely attributable to a gain realized on the sale of a former branch facility of $262,000 during the first quarter of 2019.

The Company realized $516,000 in gains on sales of securities during the second quarter of 2019 compared with $155,000 during the first quarter of 2019.

During the quarter ended June 30, 2019, non-interest expense totaled $25,618,000, a decline of $1,141,000, or 4%, compared with the quarter ended March 31, 2019. The second quarter of 2019 included acquisition-related expenses of $428,000 while the first quarter of 2019 included acquisition-related expenses of approximately $544,000.

	Quarter Ended	Quarter Ended	Quarter Ended
Non-interest Expense	6/30/2019	3/31/2019	6/30/2018
(dollars in thousands)

Salaries and Employee Benefits	$14,117	$15,044	$12,019
Occupancy, Furniture and Equipment Expense	3,212	3,219	2,527
FDIC Premiums	245	288	238
Data Processing Fees	1,803	1,583	1,398
Professional Fees	1,174	1,327	1,361
Advertising and Promotion	936	870	857
Intangible Amortization	802	843	306
Other Operating Expenses	3,329	3,585	3,002
Total Non-interest Expense	$25,618	$26,759	$21,708

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chairman & Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

8 of 12

Salaries and benefits declined $927,000, or 6%, during the quarter ended June 30, 2019 compared with the first quarter of 2019. The decline in salaries and benefits during the second quarter of 2019 compared with the first quarter of 2019 was primarily attributable to a reduced level of incentive compensation expense and a reduced level of other employee benefit expense.

Data processing fees increased $220,000, or 14%, during the second quarter of 2019 compared with the first quarter of 2019. The increase during the second quarter of 2019 compared with the first quarter of 2019 was driven by acquisition-related costs which totaled approximately $214,000 during the second quarter of 2019.

Professional fees declined $153,000, or 12%, during the second quarter of 2019 compared with the first quarter of 2019. The decline during the second quarter of 2019 compared to the first quarter of 2019 was due in large part to a decline in professional fees related to merger and acquisition activity partially offset by an increase in other professional fees primarily associated with the Company's annual shareholders' meeting. Merger and acquisition-related professional fees totaled approximately $205,000 during the second quarter of 2019 compared with $508,000 in the first quarter of 2019.

About German American
German American Bancorp, Inc. is a NASDAQ-traded (symbol: GABC) bank holding company based in Jasper, Indiana. German American, through its banking subsidiary German American Bank, operates 75 banking offices in 20 contiguous southern Indiana counties, six counties in Kentucky and one county in Tennessee. The Company also owns an investment brokerage subsidiary (German American Investment Services, Inc.) and a full line property and casualty insurance agency (German American Insurance, Inc.).

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chairman & Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

9 of 12

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this press release may be deemed “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Readers are cautioned that, by their nature, forward-looking statements are based on assumptions and are subject to risks, uncertainties, and other factors. Actual results and experience could differ materially from the anticipated results or other expectations expressed or implied by these forward-looking statements as a result of a number of factors, including but not limited to, those discussed in this press release. Factors that could cause actual experience to differ from the expectations expressed or implied in this press release include the unknown future direction of interest rates and the timing and magnitude of any changes in interest rates; changes in competitive conditions; the introduction, withdrawal, success and timing of asset/liability management strategies or of mergers and acquisitions and other business initiatives and strategies; changes in customer borrowing, repayment, investment and deposit practices; changes in fiscal, monetary and tax policies; changes in financial and capital markets; potential deterioration in general economic conditions, either nationally or locally, resulting in, among other things, credit quality deterioration; capital management activities, including possible future sales of new securities, or possible repurchases or redemptions by the Company of outstanding debt or equity securities; risks of expansion through acquisitions and mergers, such as unexpected credit quality problems of the acquired loans or other assets, unexpected attrition of the customer base of the acquired institution or branches, and difficulties in integration of the acquired operations; factors driving impairment charges on investments; the impact, extent and timing of technological changes; potential cyber-attacks, information security breaches and other criminal activities; litigation liabilities, including related costs, expenses, settlements and judgments, or the outcome of matters before regulatory agencies, whether pending or commencing in the future; actions of the Federal Reserve Board; changes in accounting principles and interpretations; potential increases of federal deposit insurance premium expense, and possible future special assessments of FDIC premiums, either industry wide or specific to the Company’s banking subsidiary; actions of the regulatory authorities under the Dodd-Frank Wall Street Reform and Consumer Protection Act (the "Dodd-Frank Act") and the Federal Deposit Insurance Act and other possible legislative and regulatory actions and reforms; impacts resulting from possible amendments or revisions to the Dodd-Frank Act and the regulations promulgated thereunder, or to Consumer Financial Protection Bureau rules and regulations; the continued availability of earnings and excess capital sufficient for the lawful and prudent declaration and payment of cash dividends; and other risk factors expressly identified in the Company’s filings with the United States Securities and Exchange Commission. Such statements reflect our views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to the operations, results of operations, growth strategy and liquidity of the Company. Readers are cautioned not to place undue reliance on these forward-looking statements. It is intended that these forward-looking statements speak only as of the date they are made. We do not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect future events or circumstances or to reflect the occurrence of unanticipated events.

GERMAN AMERICAN BANCORP, INC.
(unaudited, dollars in thousands except per share data)

Consolidated Balance Sheets

	June 30, 2019	March 31, 2019	June 30, 2018
ASSETS
Cash and Due from Banks	$48,634	$45,038	$60,244
Short-term Investments	41,623	14,740	11,038
Investment Securities	841,045	824,950	739,834

Loans Held-for-Sale	14,184	8,586	9,552

Loans, Net of Unearned Income	2,717,028	2,708,832	2,318,510
Allowance for Loan Losses	(16,239)	(16,243)	(15,637)
Net Loans	2,700,789	2,692,589	2,302,873

Stock in FHLB and Other Restricted Stock	13,048	13,048	13,048
Premises and Equipment	89,413	89,600	66,641
Goodwill and Other Intangible Assets	113,309	112,920	65,978
Other Assets	108,694	94,053	75,336
TOTAL ASSETS	$3,970,739	$3,895,524	$3,344,544

LIABILITIES
Non-interest-bearing Demand Deposits	$725,367	$723,995	$629,724
Interest-bearing Demand, Savings, and Money Market Accounts	1,805,694	1,706,913	1,611,583
Time Deposits	597,771	634,262	360,133
Total Deposits	3,128,832	3,065,170	2,601,440

Borrowings	305,940	317,480	354,803
Other Liabilities	36,556	33,687	17,761
TOTAL LIABILITIES	3,471,328	3,416,337	2,974,004

SHAREHOLDERS' EQUITY
Common Stock and Surplus	254,935	254,625	188,885
Retained Earnings	233,269	222,246	194,994
Accumulated Other Comprehensive Income (Loss)	11,207	2,316	(13,339)
SHAREHOLDERS' EQUITY	499,411	479,187	370,540

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$3,970,739	$3,895,524	$3,344,544

END OF PERIOD SHARES OUTSTANDING	24,992,238	24,992,238	22,967,898

TANGIBLE BOOK VALUE PER SHARE (1)	$15.45	$14.66	$13.26

(1) Tangible Book Value per Share is defined as Total Shareholders' Equity less Goodwill and Other Intangible Assets divided by End of Period Shares Outstanding.

GERMAN AMERICAN BANCORP, INC.
(unaudited, dollars in thousands except per share data)

Consolidated Statements of Income

	Three Months Ended			Six Months Ended
	June 30, 2019	March 31, 2019	June 30, 2018	June 30, 2019	June 30, 2018
INTEREST INCOME
Interest and Fees on Loans	$35,046	$35,119	$26,308	$70,165	$50,258
Interest on Short-term Investments	85	141	54	226	110
Interest and Dividends on Investment Securities	5,905	5,929	5,171	11,834	10,310
TOTAL INTEREST INCOME	41,036	41,189	31,533	82,225	60,678

INTEREST EXPENSE
Interest on Deposits	5,759	5,416	2,848	11,175	5,131
Interest on Borrowings	1,636	2,182	1,216	3,818	2,468
TOTAL INTEREST EXPENSE	7,395	7,598	4,064	14,993	7,599

NET INTEREST INCOME	33,641	33,591	27,469	67,232	53,079
Provision for Loan Losses	250	675	1,220	925	1,570
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	33,391	32,916	26,249	66,307	51,509

NON-INTEREST INCOME
Net Gain on Sales of Loans	1,030	981	905	2,011	1,555
Net Gain on Securities	516	155	74	671	344
Other Non-interest Income	8,963	10,522	7,903	19,485	16,475
TOTAL NON-INTEREST INCOME	10,509	11,658	8,882	22,167	18,374

NON-INTEREST EXPENSE
Salaries and Benefits	14,117	15,044	12,019	29,161	24,145
Other Non-interest Expenses	11,501	11,715	9,689	23,216	18,018
TOTAL NON-INTEREST EXPENSE	25,618	26,759	21,708	52,377	42,163

Income before Income Taxes	18,282	17,815	13,423	36,097	27,720
Income Tax Expense	3,011	2,748	2,326	5,759	4,810

NET INCOME	$15,271	$15,067	$11,097	$30,338	$22,910

BASIC EARNINGS PER SHARE	$0.61	$0.60	$0.48	$1.21	$1.00
DILUTED EARNINGS PER SHARE	$0.61	$0.60	$0.48	$1.21	$1.00

WEIGHTED AVERAGE SHARES OUTSTANDING	24,992,238	24,971,863	22,968,178	24,982,107	22,954,367
DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING	24,992,238	24,971,863	22,968,178	24,982,107	22,954,367

GERMAN AMERICAN BANCORP, INC.
(unaudited, dollars in thousands except per share data)

		Three Months Ended			Six Months Ended
		June 30,	March 31,	June 30,	June 30,	June 30,
		2019	2019	2018	2019	2018
EARNINGS PERFORMANCE RATIOS
	Annualized Return on Average Assets	1.56%	1.55%	1.38%	1.56%	1.44%
	Annualized Return on Average Equity	12.60%	12.98%	12.15%	12.78%	12.57%
	Net Interest Margin	3.84%	3.88%	3.77%	3.86%	3.71%
	Efficiency Ratio (1)	57.10%	58.23%	58.63%	57.67%	57.93%
	Net Overhead Expense to Average Earning Assets (2)	1.69%	1.69%	1.71%	1.69%	1.61%

ASSET QUALITY RATIOS
	Annualized Net Charge-offs to Average Loans	0.04%	0.04%	0.01%	0.04%	0.15%
	Allowance for Loan Losses to Period End Loans	0.60%	0.60%	0.67%
	Non-performing Assets to Period End Assets	0.32%	0.34%	0.28%
	Non-performing Loans to Period End Loans	0.44%	0.46%	0.41%
	Loans 30-89 Days Past Due to Period End Loans	0.39%	0.45%	0.52%

SELECTED BALANCE SHEET & OTHER FINANCIAL DATA
	Average Assets	$3,908,669	$3,886,723	$3,226,091	$3,897,757	$3,173,821
	Average Earning Assets	$3,585,169	$3,568,971	$2,994,278	$3,577,115	$2,948,319
	Average Total Loans	$2,721,630	$2,718,808	$2,229,972	$2,720,227	$2,185,087
	Average Demand Deposits	$715,681	$691,107	$625,158	$703,462	$605,405
	Average Interest Bearing Liabilities	$2,674,632	$2,708,307	$2,217,198	$2,691,376	$2,184,055
	Average Equity	$484,891	$464,234	$365,197	$474,619	$364,392

	Period End Non-performing Assets (3)	$12,523	$13,114	$9,527
	Period End Non-performing Loans (4)	$11,888	$12,429	$9,487
	Period End Loans 30-89 Days Past Due (5)	$10,605	$12,197	$12,146

	Tax Equivalent Net Interest Income	$34,354	$34,299	$28,142	$68,653	$54,403
	Net Charge-offs during Period	$254	$255	$43	$509	$1,627

(1)	Efficiency Ratio is defined as Non-interest Expense divided by the sum of Net Interest Income, on a tax equivalent basis, and Non-interest Income.
(2)	Net Overhead Expense is defined as Total Non-interest Expense less Total Non-interest Income.
(3)	Non-performing assets are defined as Non-accrual Loans, Loans Past Due 90 days or more, and Other Real Estate Owned.
(4)	Non-performing loans are defined as Non-accrual Loans and Loans Past Due 90 days or more.
(5)	Loans 30-89 days past due and still accruing.